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                                  EXHIBIT 10.1

       Employment Contract dated January 1, 1999 between First West
               Virginia Bancorp, Inc. and Ronald L. Solomon







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                            EMPLOYMENT AGREEMENT

        THIS AGREEMENT made in duplicate on this 1st day of January, 1999 between FIRST WEST VIRGINIA BANCORP, INC., a West Virginia corporation, (Bancorp), and RONALD L. SOLOMON, (Executive).

                             W I T N E S S E T H :

        WHEREAS, Bancorp is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of entering into the employ of Bancorp and its subsidiaries in such capacity, for the period and on the terms and conditions set forth herein:
        NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      EMPLOYMENT
        Bancorp does hereby employ Executive as its Vice Chairman, President and Chief Executive Officer and Executive does hereby accept the employment as Vice Chairman, President and Chief Executive Officer of Bancorp upon the terms herein set forth.

        Executive shall exercise (subject to the control of the Board of Directors and Stockholders) a general supervision of the affairs of Bancorp and its subsidiaries and shall devote his full business time and attention to the business and affairs of Bancorp and its subsidiaries and use his best efforts to promote the interests of Bancorp and/or its subsidiaries.

        Executive shall discharge his duties faithfully and to the best of his ability, and generally shall perform all duties incident to the office or offices, and such other duties as may be assigned to him by the Board of Directors.

        Executive shall hold such other office of offices in Bancorp or its subsidiaries as the Board of Directors may elect or appoint him to and perform the duties of such offices.

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2.      TERM
        Executive's employment hereunder shall be effective from and after the date hereof and shall continue for three (3) years hereafter, unless earlier terminated as provided herein.

3.      COMPENSATION
        In consideration for all services to be rendered by Executive to Bancorp and any of its subsidiaries:
        (a) Bancorp shall cause to be paid to Executive a salary of no less than $106,596.00 per annum for a period of three years commencing on the date hereof, payable in equal monthly installments. Prior to the first and second anniversaries hereof, the Board of Directors shall review Executive's salary and make such adjustments in the rate thereof as it shall deem appropriate. All references herein to compensation to be paid to Executive are to the gross amounts thereof which are due hereunder. Bancorp shall cause to be deducted therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including but not limited to Social Security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement. Executive may participate in any health (including medical and major medical insurance), accident and disability insurance programs which Bancorp may maintain for the benefit of Bancorp executive employees.

4.      TERMINATION
        The term of this Agreement is three (3) years as above provided.
        In the event of termination of the employment of Executive by Bancorp for any reason other than a cause defined below, Executive shall be entitled to the full compensation provided by this Agreement. In the event of voluntary termination by the Executive, his compensation shall cease on the effective date of such termination. As used herein, the term "cause" shall mean:
        (a) A willful and intentional act of Executive intended to inure or having the effect of injuring the reputation, business or business relationship of Bancorp;
        (b) Any breach of any covenant contained in this Agreement by Executive;
        (c) Repeated or continuous failure, neglect or refusal to perform by Executive of his duties hereunder;

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        (d)  Commission by Executive of any act or any failure by
             Executive to act involvingserious criminal conduct or moral turpitude or which reflects materially and adversely on Bancorp.

5.      CHANGE OF CONTROL OR DUTIES
        If Executive terminates his employment following a Change of Control or a Change of Duties, or if he terminates his employment following both a Change of Control and a Change of Duties, he shall be entitled to receive certain severance benefits,.
        A Change of Duties is defined as:
        (a) Any assignment of the Executive to any duties other than those specified in this Agreement;
        (b) Removal, without cause, of Executive from any position specified in this Agreement;
        (c)  A reduction in his compensation or fringe benefits; or
        (d) A change in the location of his employment without his consent following a Change of Control.
        A Change of Control is defined as:
        (a) The acquisition by any person or group outside the present Directors and their beneficial ownership of twenty percent (20%) or more of the stock of Bancorp subsequent to the date of this Agreement;
        (b) The approval of Bancorp of an agreement for the merger of Bancorp into another corporation not controlled by Bancorp;
        (c) The entry by Bancorp into an Agreement for the sale of substantially all of the assets of Bancorp to a Third party; or
        (d) The approval by stockholders of a plan of liquidation of Bancorp. In such event, Executive shall be entitled to payment of five(5) times his then current annual base salary and to his incentive compensation payments not yet received. He shall also be completely vested in any supplemental retirement benefits then in existence, and any other fringe benefits, including life, accident, disability, health and dental insurance plans then in existence and, if applicable, at the time of termination, use of an automobile maintained by Bancorp shall be continued by Bancorp for three (3) years following the date of his termination. If the employment of the Executive is terminated by reason of disability, he shall continue to receive his base salary and incentive

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             compensation payments and shall remain eligible for
             participation of any of Bancorp's life, accident disability, health and dental insurance plans then in existence for (6) months from the time of his disability.

6.      INSURANCE
        Bancorp, in its sole discretion, may apply for insurance in its own name and for its own benefit covering executive for life, medical or disability insurance, in any amount deemed advisable and Executive shall have no right, title or interest therein. Executive shall submit to any required examination and shall execute and assign and/or deliver such application and policies necessary to effectuate such insurance coverage.

7.      NOTICES
        All notices, requests, demands and other communication hereunder shall be in writing, and shall be deemed to have been duly given if personally delivered or mailed:
        (a) If to Executive, addressed to him at Stratford Springs Condo 301, Wheeling, WV 26003.
        (b)  If to Corporation, addressed to it at:  Bancorp, P.O.
             Box 4075, Wheeling, WV 26003, or to such other place as either party may notify the other.

8.      CONSTRUCTION OF AGREEMENT
        This Agreement was executed by the parties in accordance with and shall be governed and interpreted in accordance with the laws of West Virginia.

9.      BENEFITS AND BURDENS
        This Agreement shall inure to the benefit of and be binding on Bancorp, its successors and assigns, and any corporation which Bancorp may merge or consolidate or to which Bancorp may sell substantially all of its business and assets, and shall inure to the benefit of and be binding on Executive, his executor, administrators, heirs and legal representatives. Since Executive's duties and services hereunder are special, personal and unique in nature, Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

10.     ENTIRE AGREEMENT
        This Agreement contains the entire agreement between the parties relating to the subject
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        matter hereof and supersedes all previous discussions,
        negotiations and agreements between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered or amended except by a writing, signed by both parties.

11.     SEVERABILITY
        If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or enforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall continue to be bound thereby.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.



                               --------------------------------------------
                                            RONALD L. SOLOMON


                                      FIRST WEST VIRGINIA BANCORP, INC.

                            BY:             Laura G. Inman
                              ---------------------------------------------
                                         ITS CHAIRMAN OF THE BOARD